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                                                                     Exhibit (n)



            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 3 to the Registration Statement (Form N-6 No. 333-113050) pertaining to JPF Separate Account A, and to the use therein of our reports dated (a) April 23, 2007, with respect to the consolidated financial statements of Jefferson Pilot Financial Insurance Company, and (b) March 7, 2007, with respect to the financial statements of JPF Separate Account A.


                                                          /s/ Ernst & Young LLP


Fort Wayne, Indiana
April 23, 2007